                                                                   EXHIBIT 10.35

DATED                                                                       2002






                   (1) BOOTS HEALTHCARE INTERNATIONAL LIMITED





                                       AND





                       (2) BIOPROGRESS TECHNOLOGY LIMITED






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                     PRODUCT DEVELOPMENT AGREEMENT (STAGE 1)

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                                LEGAL DEPARTMENT
                              THE BOOTS COMPANY PLC
                                   NOTTINGHAM
                                     NG2 3AA

                              TEL : (0115) 959 3432
                              FAX : (0115) 959 3314



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                                      INDEX


1.    Definitions and Interpretation.......................................... 1

2.    The Initial Development Programme....................................... 4

3.    Intellectual Property Rights............................................ 7

4.    After Completion of the Initial Development Programme...................11

5.    Exclusivity.............................................................16

6.    Confidentiality.........................................................17

7.    Force Majeure...........................................................18

8.    Termination.............................................................19

9.    Assignment..............................................................20

10.   Change of Control.......................................................20

11.   Relationship............................................................21

12.   Waiver..................................................................21

13.   Notices.................................................................21

14.   Entire Agreement and Amendments.........................................23

15.   Applicable Law and Service of Process...................................23

16.   Invalidity and Severability.............................................24

17.   Announcements...........................................................24


SCHEDULES

1.       Initial Development Programme

2. Matters to be provided for or taken into account in any commercial terms agreed pursuant to Clause 4.4

3.       The Patents

THIS AGREEMENT is made          day of                                      2002


BETWEEN:-


(1) BOOTS HEALTHCARE INTERNATIONAL LIMITED (registered in England number 2741587) whose registered office is at 1 Thane Road West Nottingham NG2 3AA (hereinafter referred to as "Boots") of the one part; and


(2) BIOPROGRESS TECHNOLOGY LIMITED whose registered office is at Unit 1, Norwood Road, March, Cambridgeshire PE15 8QD (hereinafter referred to as "BioProgress") of the other part.


WHEREAS:-

A. BioProgress has developed certain proprietary technology relating to the dose delivery and manufacture of pharmaceutical products in the form

B. Boots and BioProgress have agreed to collaborate in a Product Development Programme, the purpose of which is to determine the feasibility of the formulation and manufacture of medicinal products in this new dosage form and containing XXXXXX as an active ingredient and, subject to the successful determination of such feasibility, to enter into further negotiations relating to the commercial development of such products in this form as Boots may require, on the terms and conditions set out below.


NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings: -

"Affiliate"         means, in relation to any company, any legal entity
                    controlling, controlled by or under common control with the company in question. For this purpose, "control" means
                    direct or indirect possession of the power to direct or
                    cause the direction of the management or policies of such
                    company or entity, whether pursuant to the ownership of
                    voting securities, by contract or otherwise;
"Commercial
Development
Programme"          means a programme for the development on a commercial basis and scale of the Products, the provisions relating to the negotiation, agreement and execution of the Commercial
                    Development Programme being more particularly set forth in Clause 4;

"Effective Date"    means 2nd April 2002;

"Initial
Development
Programme"          means a development programme, the purpose of which is to
                    determine the feasibility of formulating Products using
                    XXXXXX Technology, as the same is more particularly set forth in Schedule 1, subject to such variations as may be agreed between the parties from time to time in accordance with Clause 2.6, and all references to the Initial
                    Development

                    Programme in this Agreement shall, for the avoidance of doubt, include the submission by BioProgress to Boots of such written or other reports and documentation, and the delivery to Boots of such product samples, as may be required pursuant to the provisions of the Initial Development Programme;

"Inventions"        means all or any (as the context so permits) inventions,
                    improvements, discoveries, methods or other valuable developments, whether patentable or otherwise;



"Working Day"       means any day other than a Saturday, Sunday or Bank, Public or Statutory Holidays in England and Wales.



1.2 In this Agreement, words denoting the singular shall include the plural and vice versa, and a reference to any gender includes a reference to all other genders.

1.3 References in this Agreement to Clauses and Schedules shall be references to Clauses of, and Schedules to, this Agreement.

1.4      The Schedules shall form an integral part of this Agreement.

1.5 The headings to this Agreement are for convenience only and shall not affect its interpretation.

2.       THE INITIAL DEVELOPMENT PROGRAMME

2.1 Boots and BioProgress shall perform their respective obligations under the Initial Development Programme in accordance with the terms thereof, subject to the provisions of Clause 2.8.

2.2 Boots shall be entitled, by giving notice to that effect to BioProgress, to terminate the Initial Development Programme with immediate effect at any time if Boots should reasonably believe that there is no reasonable prospect of the Initial Development Programme being completed within the anticipated timescale specified therein or if Boots does not wish to proceed with the Initial Development Programme. If Boots terminates the Initial Development Programme pursuant to this Clause 2.2 on any date up to and including 2nd July 2002, the payment made by Boots pursuant to Clause 2.3.1 shall not be refundable but Boots shall be under no obligation to make any further payment to BioProgress including, but without limitation, the payment referred to in Clause 2.3.2. If Boots terminates the Initial Development Programme on any date on or after 3rd July 2002, neither of the payments made by Boots to BioProgress pursuant to Clause 2.3 shall be refundable but Boots shall be under no obligation to make any further payment to BioProgress.

         Boots

2.5 Boots shall remit all monies due to BioProgress under this Agreement by electronic bank transfer, or such other method as the parties may agree in writing.

2.6 The following procedures shall apply to the making of variations to the Initial Development Programme:-

         2.6.1 If Boots requires any amendment to be made to the Initial Development Programme, it shall give notice to BioProgress specifying the nature of the variations required;

         2.6.2 BioProgress shall then, within five (5) Working Days of the receipt of the notice referred to in Clause 2.6.1, give notice to Boots confirming whether it is able to undertake the variation requested and, if so, details of the additional cost (if any) which it reasonably estimates that it will incur, and the additional time (if any) which it estimates will be necessary, in order to complete the Initial Development Programme.

         2.6.3 Boots shall give notice to BioProgress, within ten (10) Working Days of receipt of the notice referred to in Clause 2.6.2, stating whether it still requires the said variation to be undertaken in the light of the information provided by BioProgress in that notice.

         2.6.4 If Boots gives notice pursuant to Clause 2.6.3 to the effect that it requires the said variation to be undertaken, then:-

                  2.6.4.1 BioProgress shall complete its execution of the Initial Development Programme in accordance with the said variation;

                  2.6.4.2 The charges payable by Boots to BioProgress under Clause 2.3 shall be increased by such amount (if any) as is notified to Boots by BioProgress pursuant to Clause 2.6.2; and

                  2.6.4.3 The time for completion of the Initial Development Programme shall be increased by such period (if any) as is notified to Boots by BioProgress pursuant to Clause 2.6.2.

         2.6.5 If Boots gives notice pursuant to Clause 2.6.3 that it does not accept the terms for the variation as notified to it by BioProgress pursuant to Clause 2.6.2, then, in the absence of any subsequent agreement between the parties as to the terms on which such variation shall be effected, Boots may, but shall not be obliged to, terminate the Initial Development Programme by giving notice to that effect. In the event of such termination the provisions of the final sentence of Clause 2.2 shall apply.

         2.6.6 If Boots gives no notice pursuant to Clause 2.6.3, or if Boots fails to give notice of termination pursuant to Clause 2.6.5 within twenty (20) Working Days of the date of the giving by it of notice to BioProgress pursuant to Clause 2.6.3, BioProgress shall continue the execution of the Initial Development Programme without amendments.

2.7 Without prejudice to any provisions of the Initial Development Programme copyright in all reports and other documentation created by BioProgress pursuant to the Initial Development Programme or to the Agreement generally, shall vest, immediately upon their creation, in Boots and BioProgress shall at the request and expense of Boots promptly do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such copyright in Boots.

2.8 If the Initial Development Programme, or any milestone thereof, shall not have been completed by the relevant date specified therein, the parties shall, without prejudice to the rights of Boots under Clause 2.2, negotiate in good faith, and use reasonable endeavours to agree, a revised date, which shall with effect from agreement of the same become the date by which the Initial Development Programme, or the relevant milestone (as the case may be) shall then be completed.

3.       INTELLECTUAL PROPERTY RIGHTS

3.1      BioProgress hereby warrants to Boots as follows:-

         3.1.1 that all intellectual property (whether patented or otherwise), know-how, technical information and all other rights, knowledge and information of a similar nature including, without limitation, the XXXXXX(TM) Technology used or to be used by BioProgress or Boots (whether or not disclosed to Boots) in the Initial Development Programme, and, if applicable, the Commercial Development Programme, and also or used in the manufacture of any Product at any time hereafter (whether during the Commercial Development Programme or pursuant to any commercial exploitation of the Product) and relating to the development and manufacture of, and the processes used to XXXl, the capsules used in the xxxxxx or XXXXXX(TM) process are, or shall be, as between BioProgress and Boots vested in BioProgress or its Affiliates absolutely and without encumbrance; and

         3.1.2 that BioProgress has the full and unfettered right and power to enter into this Agreement including, without limitation, the right and power to enter into all its obligations hereunder.

3.2 The warranties given by BioProgress in Clause 3.1 will apply in full to any Invention which hereafter vests in BioProgress pursuant to Clauses
         3.4 or 3.6.

3.3 It is agreed and declared that all intellectual property (whether patented or otherwise), know-how, technical information and all other rights, knowledge and information of a similar nature relating to the Product (including, without limitation, all materials and formulations used in or necessary for the manufacture thereof, and all processes necessary to make, or otherwise relating to such materials and formulations) used or to be used by BioProgress or Boots (whether or not disclosed to Boots) in the Initial Development Programme, and, if applicable, the Commercial Development Programme, and also or used in the manufacture of any Product at any time hereafter (whether during the Commercial Development Programme or pursuant to any commercial exploitation of the Product) but specifically excluding the XXXXXX(TM) technology are or shall be, as between BioProgress and Boots, vested in Boots absolutely and without encumbrance. Boots hereby grants to BioProgress a royalty free, non-exclusive licence, coterminous with the Initial Development Programme or, if applicable, the Commercial Development Programme, to use all such intellectual property), know-how, technical information and other rights, knowledge and information for the purpose of performing its duties in relation to the Initial Development Programme and the Commercial Development Programme, but not further or otherwise.

3.4 All Inventions relating to the Product (including, without limitation, all materials and formulations used in or necessary for the manufacture thereof, and all processes necessary to make, or otherwise relating to such materials and formulations) made during or as a consequence of the execution of the Initial Development Programme shall be the property of Boots.

3.5 If BioProgress, whether solely or jointly with Boots, makes during the Initial Development Programme any Invention to which Clause 3.3 relates, BioProgress agrees to assign to Boots the entire right, title and interest anywhere in the world to Boots, without any additional payment other than the charges payable by Boots to BioProgress for the execution of the Initial Development Programme (or such part thereof as shall have become due and payable as at the effective date of termination of the Initial Development Programme, if applicable). BioProgress shall, at the request and expense of Boots, do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in Boots, and shall co-operate fully in the prosecution of any such right, title or interest.

3.6 All Inventions relating to materials and formulations used in the development and manufacture of, and the processes used to form and seal, the capsules used in the encapsulation or XXXXXX(TM) process relating to the Product, shall be the property of BioProgress.

3.7 Subject to the provisions of Clause 3.8, if Boots, whether solely or jointly with BioProgress, makes any Invention to which Clause 3.6 relates either during or as a consequence of the execution of the Initial Development Programme, Boots agrees to assign to BioProgress the entire right, title and interest anywhere in the world to BioProgress. Boots shall, at the request and expense of BioProgress, do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in BioProgress, and shall co-operate fully in the prosecution of any such right, title or interest.

3.8 In the event that BioProgress should decide not to file any patent applications relating to any Invention to which Clause 3.6 relates, or fails to do so within six (6) months of the completion or effective termination of the Initial Development Programme (or, if later, from the date on which such Invention is made, of which BioProgress shall immediately give notice to Boots), Boots may, at its discretion, file patent applications relating to such Inventions in any country or countries in the world in which patent applications relating to the said Inventions have not been filed by BioProgress. BioProgress if required by Boots (whether for the purpose of filing patent applications in respect of the same or otherwise) shall promptly assign to Boots the entire right, title and interest throughout the world in such Inventions without any payment other than the charges payable to BioProgress by Boots for the execution of the Initial Development Programme (or such part thereof as shall have become due and payable as at the effective date of termination of the Initial Development Programme, if applicable). Upon the assignment to Boots of such right, title and interest, Boots shall grant to BioProgress an irrevocable, royalty free, non-exclusive licence, with the power to grant sub-licenses, to use such Inventions, and any patent or patent applications applicable thereto for any purpose not directly or indirectly competitive with the development, manufacture, sale, distribution or marketing of the Products (and for the avoidance of doubt, it is hereby declared that any such purpose shall not be regarded as not being so competitive purely on the basis that it is intended to be carried on in any country in the world in which the Products are not currently being developed, manufactured, sold, distributed or marketed, whether by Boots or any third party). BioProgress shall, at the request and expense of Boots, do all such things and execute all such documents as Boots shall reasonably require in order validly to vest such right, title and interest in Boots, and shall co-operate fully in the prosecution of any such right, title or interest.

3.9 For the avoidance of doubt, all references to the right, title and interest in an Invention shall include, without limitation, the right to grant licences of the same anywhere in the world.

4.       AFTER COMPLETION OF THE INITIAL DEVELOPMENT PROGRAMME

4.1 Boots shall have the right, subject to the payment of the sums specified hereinafter, within six (6) months of the completion of the Initial Development Programme, to give notice to BioProgress confirming whether or not it wishes to enter into the Commercial Development Programme. If Boots exercises the said right prior to the expiry of one calendar month from the date of the completion of the Initial Development Programme, such right shall be exercisable without charge. However, Boots shall only be entitled to exercise the said right after the expiry of the said period of one calendar month upon payment XXXXXX in respect of each subsequent calendar month, payable in advance at the beginning of that month. If Boots fails to give such notice within the said period, or fails to make any payment under this Clause 4.1 upon the date of commencement of the period to which it relates or, if later, within 30 (thirty) days of the receipt by it of BioProgress' invoice therefor, it shall be deemed to have given notice to BioProgress that it does not wish to proceed with the Commercial Development Programme.

4.2 If Boots gives notice (or, pursuant to Clause 4.1, is deemed to have given notice) that it does not wish to proceed with the Commercial Development Programme, the following provisions shall apply:-

         4.2.1 All Inventions which may have been vested in or assigned to Boots pursuant to Clause 3, together with all patents and patent applications relating thereto, shall immediately re-vest in BioProgress, who shall, for the avoidance of doubt, have, as between itself and Boots the full and unencumbered right to exploit such Inventions, patents and patent applications for any purpose throughout the world; and

         4.2.2 Boots shall, at the request and expense of BioProgress, promptly do all such things and execute all such documents as BioProgress reasonably requires in order validly to vest such Inventions, patents and patent applications in BioProgress.

4.3 If Boots gives notice to BioProgress pursuant to Clause 4.1 that it does wish to proceed with the Commercial Development Programme, Boots and BioProgress shall negotiate in good faith, and use reasonable endeavours to agree, all terms and conditions relating to the Commercial Development Agreement including, without limitation, the precise nature, content and purpose of the Commercial Development Programme, the field of products to which it will relate, the ownership of all Inventions and other intellectual property and know-how conceived or discovered during the Commercial Development Programme, and the timescales for its completion. If, notwithstanding the compliance by both parties of their obligations as set out in the foregoing provisions of this Clause 4.3, the parties have not entered into a binding written agreement in respect of all matters relating to the Commercial Development Programme within three (3) months of the date of giving of notice by Boots pursuant to clause 4.1, then either party may terminate such negotiations with immediate effect upon giving notice to that effect to the other party.



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

4.4 If BioProgress and Boots shall enter into the said binding written agreement referred to in Clause 4.3, the parties shall then, subject to Clause 4.5, negotiate in good faith, and use reasonable endeavours to agree, the terms upon which any Products developed pursuant to the Commercial Development Programme will be supplied to or manufactured by Boots. If no such binding agreement is entered into within nine (9) months of the date of the giving of notice by Boots to BioProgress pursuant to Clause 4.1, the following conditions shall apply:-

         4.4.1 Boots may, by giving notice to that effect to BioProgress, terminate the negotiations relating to the said commercial terms (either with regard to all such commercial terms or with regard to any specified products) by giving notice to that effect to BioProgress. If Boots shall give such notice, All Inventions which may have vested in or been assigned to Boots pursuant to Clause 3, together with all patents and patent applications relating thereto, shall immediately re-vest in BioProgress, who shall, for the avoidance of doubt, have, as between itself and Boots the full and unencumbered right to exploit such Inventions, patents and patent applications for any purpose throughout the world;

         4.4.2 Unless and until Boots serves any notice to BioProgress pursuant to Clause 4.4.1, the provisions of the first paragraph of this Clause 4.4 shall continue to apply, however the provisions of Clause 5 shall apply only in relation to any Products in respect of which negotiations are actively continuing;



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

         4.4.3 In respect of any Products to which the provisions of Clause 5 shall cease to apply pursuant to Clause 4.4.2, BioProgress shall not without the prior written consent of Boots (such consent not to be unreasonably withheld) enter into any discussions, negotiations or agreements with any third party concerning any Product, the effect of which would be to preclude Boots from continuing or resuming negotiations with BioProgress in respect of such Products;

4.5 Notwithstanding the provisions of Clause 4.4, it is agreed that any commercial terms agreed by the parties pursuant to Clause 4.4 shall include provisions giving effect specifically to the matters, or embodying the principles (as the case may be), set out in Schedule 2.

5        EXCLUSIVITY

5.1 BioProgress shall not, and shall procure that its Affiliates do not, at any time participate or become involved in any capacity in, whether alone or in collaboration or association with any third party, or provide any form of support (whether financial, technical or otherwise), advice or services in connection with, the development, manufacture, supply, distribution or marketing of any Product which is or is capable of being the subject of this Agreement nor enter into or participate in any discussions, negotiations or agreements, whether binding or otherwise, with any third party in relation to any such participation, involvement or provision, whether current or proposed, except in the following circumstances:-




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

         5.1.1 Boots has terminated the Initial Development Programme, other than as a result of any failure by BioProgress to perform any of its obligations under this Agreement in a timely manner;

         5.1.2 Boots has served or is deemed to have served any notice on BioProgress pursuant to Clause 4.1 to the effect that it does not wish to proceed with the commercial Development Programme, provided that where negotiations are continuing with regard to any Product, the above exception shall only apply in respect of any Product which formed part of the subject matter of the Initial Development Programme but which Boots does not wish to form part of the Commercial Development Programme; or

         5.1.3 Boots terminates any negotiations relating to the Commercial Development Programme pursuant to Clause 4.4.1, provided that where negotiations are continuing with regard to any Product, the above exception shall only apply in respect of any Product in respect of which such negotiations are terminated.

5.2 For the avoidance of doubt, nothing in Clause 5.1 shall prevent BioProgress or its Affiliates at any time from supplying to third parties machinery, ingredients, excipients or other materials intended to be used or capable of being used for the development or manufacture of any product which is or is capable of being the subject of this Agreement, or from licensing to third parties the use of any intellectual property (whether patented or otherwise), know-how, technical information or any other rights, knowledge and information of a similar nature including, without limitation, the XXXXXX(TM) Technology for the purposes of the development or manufacture of any product which is or is capable of being the subject of this Agreement.

5.3 Nothing in this Agreement shall prevent Boots at any time from entering into any discussions, negotiations or agreements, whether binding or otherwise the subject matter of which is, whether in whole or in part, the development, manufacture, sale, distribution or promotion of any Product which is capable of being developed, manufactured, sold, distributed or marketed in competition with any Products which are the subject of the Agreement.

5.4      If either:-

         5.4.1 BioProgress receives directly or indirectly from any third party any expression of interest by that third party in entering into discussions, negotiations or commercial arrangements with BioProgress in relation to the development, manufacture or supply of any product capable of falling within the definition of "Product" in Clause 1 and developed or manufactured using N-Robe(TM) Technology; or

         5.4.2 BioProgress wishes to enter into discussions, negotiations or commercial arrangements with any third party in relation to the development, manufacture or supply of any product to which Clause 5.4.1 applies.

         BioProgress shall promptly give notice to that effect to Boots and allow to Boots a period of 90 (ninety) days from the date of receipt of such notice to determine whether it wishes to enter into any such discussions, negotiations or arrangements with BioProgress. If Boots indicates that it is so interested, Boots and BioProgress shall negotiate with each other in good faith and use reasonable endeavours to agree the terms of such development, manufacture or supply. BioProgress shall not enter into any discussions, negotiations or commercial arrangements with any third party in relation to the development, manufacture or supply of such product unless and until Boots has informed BioProgress that it does not wish to enter into the same with BioProgress, or the said period of 90 (ninety) days has elapsed, or the parties are unable to reach agreement upon the terms of such development, manufacture or supply, notwithstanding the performance by the parties of their obligation under this Clause 5.4, whichever shall be the earlier.

6        CONFIDENTIALITY

6.1 Subject to the following provisions of this Clause, neither party shall (whether during the term of this Agreement or thereafter) without the prior written consent of the other disclose to any person, firm or company any information supplied by the other under or in contemplation of this Agreement, or use any such information except as contemplated or provided hereunder.

6.2 Each party shall inform any of its employees to whom any of the said information is disclosed of the provisions of this Clause and shall use reasonable endeavours to ensure that each such employee shall observe such provisions.

6.3 The obligations of each party under this Clause shall not apply, or shall cease to apply, to any information which:-

         6.3.1 is public knowledge at the time of this Agreement, or subsequently becomes public knowledge through no act or failure to act on the part of the recipient or its employees; or

         6.3.2 is known to the recipient and at its free disposal at the time of disclosure, or which is subsequently disclosed to the recipient by a third party lawfully entitled to disclose the same; or

         6.3.3    is required to be disclosed by law.

7        FORCE MAJEURE

7.1 Neither party shall be under any liability whatsoever to the other for failure or delay in the performance of its obligations under the Agreement where such performance becomes impracticable by reason of Force Majeure.

7.2 The party whose performance is not so affected by reason of Force Majeure shall be entitled to terminate this Agreement with immediate effect by giving notice to the other party if the performance by the other party of its obligations under this Agreement becomes or remains impracticable by reason of Force Majeure for an aggregate period in excess of ninety (90) days.

7.3 In this Clause, the expression "Force Majeure" means war, labour disputes, accidents, shortages of materials, acts of government (or other competent authorities) or any other matters (whether or not of the same nature of the foregoing), which are beyond the reasonable control of the party affected.



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

8        TERMINATION

8.1 Either party may terminate this Agreement with immediate effect by giving notice to the other party in any of the following events:-

         8.1.1 if the other party should be in breach of any of the provisions of this Agreement and such breach (if capable of remedy) shall continue thirty (30) days after notice in writing specifying the breach and requiring the same to be remedied has been given; or

         8.1.2 if a resolution is passed or adopted for the winding-up of the other party (otherwise than for the purposes of and followed by an amalgamation or reconstruction previously approved in writing), or if a petition is presented for the appointment of an administrator or liquidator (and is not discharged within 14 days), or if a receiver or administrative receiver is appointed, or an encumbrancer takes possession of the whole or any part of its undertaking or assets, or if the other party becomes insolvent , or if any analogous event shall occur in any territory to whose jurisdiction the other party is subject; or

         8.1.3 if the other party makes or seeks to make any composition or arrangement with its creditors, or proposes any voluntary arrangement, or is unable to pay its debts as they fall due, or if any distress or execution is levied on any of its assets (and is not discharged within fourteen (14) days), or if any judgment for a monetary sum be given against it and is not paid within fourteen (14) days, or if any analogous event shall occur in any territory to whose jurisdiction the other party is subject; or



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

         8.1.4 if the other party ceases or, in the reasonable opinion of the party giving notice of termination, is likely to cease, to carry on the whole or any relevant part of its business or trade.

8.2 Termination for whatever cause of this Agreement shall be without prejudice to the rights of either party arising hereunder or as a result of any default or breach of obligation hereunder, which shall have accrued prior to the date of such termination.

8.3 Notwithstanding termination of this Agreement, the provisions of Clause 6 shall continue in full force and effect.

9        ASSIGNMENT

9.1 Boots may assign any of its rights or obligations hereunder to any of its Affiliates.

9.2 This Agreement is personal to BioProgress who shall not, without Boots' prior written consent, assign any of its rights or obligations hereunder and any purported or attempted assignment by BioProgress or transfer by operation of law without such consent shall give Boots the right to terminate this Agreement with immediate effect by giving notice in writing to BioProgress.

9.3 This Agreement shall be binding on the permitted assignees and successors of the parties hereto.

10       CHANGE OF CONTROL

10.1 BioProgress shall inform Boots immediately in the event of there being any change in the control of BioProgress, for which purpose "control"



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


         shall have the same meaning as that contained in the definition of "Affiliate" in Clause 1.1.

10.2 If there is any such change in control (whether or not Boots has received notice thereof), Boots may terminate this Agreement with immediate effect by giving notice in writing to BioProgress.

11       RELATIONSHIP

         Each party shall be responsible for its own obligations arising under or consequent upon this Agreement and it is agreed that neither this Agreement nor the activities of the parties shall result in the creation of a partnership or other relationship whereby either party shall be held in any way responsible for the acts or omissions of the other.

12       WAIVER

12.1 No relaxation, forbearance, delay or indulgence by either party in exercising its rights under this Agreement, or any granting of time by such party, shall prejudice or affect its rights hereunder.

12.2 No waiver of any default or breach under this Agreement, or failure to enforce any rights by either party, shall constitute a waiver of any subsequent or continuing default or breach.

12.3 No waiver shall be effective unless made in writing, agreed and signed on behalf of the party so granting the waiver.

13       NOTICES

13.1 Any notice, request or other communication required to be given under this Agreement shall be made in the English language, in writing, and



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

         may be hand-delivered or sent by pre-paid first class post, or facsimile transmission, to the recipient at the address first set out in this Agreement (or such other address as either party may specify by prior written notice to the other for this purpose) and marked for the attention of the following respective recipients:-

         13.1.1 in the case of notice served upon Boots, to the Managing Director,, at the same address; and


         13.1.2 in the case of a notice served on BioProgress, Managing Director BioProgress Technology Limited at the same address.

13.2     Subject to Clause 13.3, notice shall be deemed to have been received:-

         13.2.1   if delivered by hand, on the date of delivery; or

         13.2.2 if sent by post, on the second Working Day after the date of posting; or

         13.2.3 if sent by facsimile, on the date of transmission, provided that the sender's apparatus has recorded the transmission as having been successfully made.

13.3 Where, having regard to Clause 13.2, any notice would be deemed to have been given on a day, which is not a Working Day, or if the actual time of delivery or transmission is after 1700 hours, that notice shall be deemed to have been served on the next following Working Day.



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

13.4 It shall be sufficient in proving service that the letter containing the notice was properly addressed and, as the case may be, delivered, put in the post or transmitted.

14       ENTIRE AGREEMENT AND AMENDMENTS

14.1 This Agreement (together with any documents referred to herein) supersedes any preliminary or previous correspondence, negotiations, arrangements or agreements (except in the case of fraud) between, and represents the entire understanding of, the parties in relation to the matters specifically dealt with herein.

14.2 No amendment to or alteration of this Agreement shall be effective unless made in writing, agreed and signed by a duly authorised representative of each of the parties hereto.

15       APPLICABLE LAW AND SERVICE OF PROCESS

15.1 The construction, interpretation, meaning, validity and performance of this Agreement shall be governed by the laws of England, which is agreed to be the proper law of this Agreement.

15.2 The addresses of the parties for service of any process or documents required to be served by reason of law (or any rule, code or regulation having the force of law) in the United Kingdom are as follows:-

         15.2.1 in the case of Boots, the address of Boots as set out in the heading to this Agreement, marked for the attention of [the Company Secretary, with a copy to the Managing Director, Boots Healthcare International; and



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

         15.2.2 in the case of BioProgress, the address of BioProgress as set out in the heading to this Agreement, marked for the attention of The Managing Director BioProgress Technology Limited.

15.3 The parties hereto submit to the non-exclusive jurisdiction of the English Courts.

16       INVALIDITY AND SEVERABILITY

16.1 If any provision of this Agreement shall be held unlawful, invalid or unenforceable in whole or in part by any court or competent authority, such provision shall be deemed severed and subject to Clause 16.2, the Agreement shall continue to be valid as to all other provisions, and the parties shall meet and negotiate in good faith a valid and enforceable replacement for the severed provision, which replacement shall be designed to achieve as nearly as possible the same commercial objective as the original.

16.2 In the event that, notwithstanding the performance of the parties of their obligations under Clause 16.1, the parties cannot agree upon a replacement provision within one (1) calendar month of the same being held unlawful, invalid or unenforceable, then either party may terminate this Agreement forthwith by notice in writing.

17       ANNOUNCEMENTS

         Neither party shall, without the prior written consent of the other (such consent not be unreasonably withheld) make any announcement or public statement, or make any other form of public disclosure (including, without limitation, the issuing of any press release) relating to or concerning this Agreement or any part thereof, or any activity carried on pursuant thereto.



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

         Provided that nothing in this Clause 17 shall prevent either party from making any announcement required by the rules of any stock exchange to which the party making such announcement is subject, in which event the party required to make such announcement shall use reasonable endeavours to agree with the other party the text of such announcement prior to disclosure, and shall in any event inform the other party of the requirement to make such disclosure prior to the making of the same.

IN WITNESS whereof this Agreement has been signed by the duly authorised representatives of the parties the day and year first before written.

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